UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2005

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	310-726-8000

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

The securities trading policy of International Rectifier Corporation (the “Company”) permits its employees, officers and directors to engage in pre-determined plans for trades on a regular basis over a period of time of specified amounts of Company stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

As permitted by this policy, Chief Executive Officer Alexander Lidow, Executive Vice President Robert Grant and Vice President & General Counsel Donald Dancer have entered into sales plans for common stock arising from the exercise of a portion of the Company stock options each holds.  Alexander Lidow will sell up to 195,000 shares, Robert Grant up to 120,000 shares and Donald Dancer up to 38,750 shares, in each case over a period of about nine months.

The new sales plans for Messrs. Lidow and Grant follow the expiration of sales plans reported by them in November 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: August 26, 2005	By:	/s/ DONALD R. DANCER
		Name:	Donald R. Dancer
		Title:	Secretary and General Counsel